EXHIBIT 10.70

                                                 SERVICE AGREEMENT

                  THIS SERVICE AGREEMENT (this "Agreement") is made as of this 1st day of April, 1996 by and between WinStar Wireless, Inc., a Delaware corporation ("WinStar") and Local Area Telecommunications, Inc., a New York Corporation ("Locate").

                                                     RECITALS

                  WHEREAS, Locate (i) acts as a competitive access provider of local digital microwave distribution services and facilities to large corporations and to interexchange and other common carriers (the "Business") and
(ii) operates a telephone switching operation providing local exchange, long distance and international services in New York City (the "Switch Operations");

                  WHEREAS, Locate, WinStar Locate, Inc., a Delaware corporation ("WinStar Locate"), and WinStar Communications, Inc., a Delaware corporation, have entered into that certain Purchase and Sale Agreement of even date herewith pursuant to which WinStar Locate will purchase substantially all of the assets and assume certain of the liabilities of the Business (the "Purchase Agreement"); and

                  WHEREAS, WinStar directly or through its subsidiaries, is to perform certain consulting and related services for Locate in connection with the Business beginning on the Effective Date (as hereinafter defined) and ending upon the termination of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

     1. Appointment. Locate hereby retains WinStar on the conditions and for the terms set forth herein to provide the Services (as defined below) during the Term (as defined below).

     2. Term. This Agreement shall commence as of April 1, 1996 (the "Effective Date") and shall continue in full force and effect until terminated pursuant to
Section 11 below (the "Term").

                  3. Services. WinStar agrees to provide consulting and related assistance to Locate (the "Services") at the request and direction of Locate with respect to all aspects of the operation of the Business, including the following: maintaining the systems and equipment of the Business; supervising employees; performing obligations under customer contracts, real estate leases, and other operating agreements; bookkeeping and accounting; collecting rent, subscriber fees, income, and other revenues from customers; making all necessary disbursements, deductions and payments with respect to the repair, maintenance and operation of the Business; and, consistent with the existing practices of Locate, supervise Locate's employees and legal advisors in performing such acts required in each jurisdiction where the Business operates which are necessary to comply with applicable statutes, ordinances, laws, rules and regulations (including, without limitation, the Communications Act of 1934, as amended, and any rules or regulations promulgated by the Federal Communications Commission (the "FCC Rules") or the New York Public Services


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Commission  (the  "Applicable  Laws"),  including  the  filing  by Locate of any appropriate license renewal applications and other reports and filings necessary to keep in force and effect any Federal Communications Commission ("FCC") or public utilities commission license or authorization held by Locate which is being utilized in connection with the Business. WinStar shall report weekly to the chief executive officer of Locate (or other designee of the Board of Directors of Locate) with respect to the operation of the Business and the Services provided by WinStar and prepare monthly written reports to the Board of Directors of Locate with respect to the Services provided by WinStar and the financial performance of the Business. If requested by the Board of Directors of Locate upon reasonable advance notice, WinStar will have in attendance at any meeting of the Board of Directors of Locate (in person if such meeting is held in New York or Washington, D.C., or by telephone if elsewhere) a representative of WinStar to report on the Services performed by WinStar and the performance of the Business.

                  4.       Monthly Fee.

     (a) As full compensation for WinStar's performance of the Services, Locate shall pay WinStar a fee of $125,000 per month during the Term, subject to adjustment as provided in Sections 4(b) and 4(c) below (the "Monthly Fee"). In the event of a partial month during the Term, the Monthly Fee shall be calculated ratably based on the number of days in such period.

     (b) To the extent EBIDA (as defined below) is less than the Monthly Fee in any month during the Term, the Monthly Fee for such month shall be reduced to an amount equal to EBIDA. "EBIDA" shall mean the amount equal to (A) all revenues arising from the operation of the Business during such month, less (B) any and all expenses, including taxes, paid and accrued on account of the operation of the Business in a manner consistent with past practices during such month (including any such expenses which were prepaid prior to the Effective Date), but excluding, (x) the expenses identified on Schedule 1 and all expenses and liabilities arising from the operation of the Business prior to the Effective Date and (y) expenses arising from operation of the Switch Operations. In this regard, expenses of the Business attributable to operation of the Business prior to the Effective Date and all other excluded expenses will be paid by Locate from the cash generated by the Business solely to the extent that in the aggregate such expenses are equal to or less than the aggregate cash and accounts receivable of Locate as of the end of business on March 31, 1996.
Accounts receivable for purposes of this Agreement shall include any and all accounts due or to become due with respect to any services provided by Locate prior to the Effective Date. A true and correct schedule of all expenses incurred by Locate in the operation of the Business in February 1996 has been previously delivered to WinStar.

     (c) In the event that in any month EBIDA shall exceed the Monthly Fee, the Monthly Fee shall be increased to equal the lesser of (i) the amount of such EBIDA and (ii) the amount of the Monthly Fee plus the cumulative amount by which the Monthly Fee has previously been reduced pursuant to 4(b) above.


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     (d) The Monthly Fee shall be paid on or before the 30th day after the close of each month during which Services were performed, except to the extent that there is insufficient cash generated from the Business for the payment of such fee after the payment of expenses (as provided in (b) above), in which case the fee shall be paid as and when such cash is received.

     5.  Standard  of  Services.   WinStar  shall  perform  the  Services  in  a
professional manner and in accordance with all applicable professional or industry standards and all Applicable Laws.

                  6. Working Capital Loans. In the event that EBIDA shall be less than zero in any month during the Term, WinStar shall make a loan to Locate in the amount of such deficit (a "Working Capital Loan"); provided, however, that WinStar shall have no obligation to lend in excess of $1,000,000 in the aggregate plus all Monthly Fees previously paid to WinStar hereunder. Each
Working Capital Loan shall be evidenced by a promissory note in a form reasonably satisfactory to WinStar and bear interest at a simple rate of 8% per annum. The principal and interest under all Working Capital Loans shall become due and payable on the date which is 15 days following the termination of the Purchase Agreement; provided, however, that the aggregate amount due under all Working Capital Loans shall be reduced in the aggregate by the aggregate amount received by WinStar as of such date pursuant to Section 4 above.

                  7.       Indemnification.

     (a) WinStar shall indemnify and hold Locate harmless from and against all damages, expenses, costs, or losses suffered or incurred by Locate resulting from or arising out of WinStar's grossly negligent or reckless performance or nonperformance of its obligations hereunder.

     (b) Locate shall indemnify and hold WinStar harmless from and against all damages, expenses, costs, or losses suffered or incurred by WinStar in connection with its performance of its obligations under this Agreement except to the extent attributable to WinStar's negligent or reckless performance or nonperformance of its obligations hereunder.

     (c) Locate shall use its best efforts to cause MobileMedia Corporation to add WinStar as an additional insured under MobileMedia Corporation's applicable insurance policies with respect to WinStar's performance of its obligations under this Agreement.

     8. Proprietary Information. Each party acknowledges that, in the course of the performance of this Agreement, it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property or trade secrets of the other, and the parties acknowledge that they are in a confidential relationship with each other. This information may be presented in documents

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marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary. Each party agrees to maintain the confidentiality of the proprietary information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the proprietary information. Neither party may duplicate or copy proprietary information of the other party other than to the extent necessary for legitimate business uses in
connection   with  this   Agreement.   A  party  shall  be  excused  from  these
nondisclosure  provisions  if  the  proprietary  information  has  been,  or  is
subsequently,   generally  available  to  the  public  without  breach  of  this
Agreement, the proprietary information is made public by the other party, the other party gives its express, prior written consent to the disclosure of the proprietary information, the proprietary information is independently developed by such party, or if the disclosure is required by law or regulation. Notwithstanding anything to the contrary in this Agreement, this provision shall survive the termination or expiration of this Agreement.

                  9.       Control by Locate.

     (a) Notwithstanding anything in this Agreement to the contrary, Locate shall retain ultimate control over the personnel, operations and policies of the Business, including, without limitation, all legal and regulatory matters, until the Closing (as defined in the Purchase Agreement). Locate and its officers, employees and agents shall retain full access at all times to all aspects of the operations and books and records of the Business. Locate may, in its discretion, accept or reject, in whole or in part, any recommendation made by WinStar under this Agreement. The parties acknowledge and agree that any such acceptance or rejection shall not be deemed to give WinStar cause to terminate this Agreement or the Purchase Agreement.

     (b) It is expressly understood that nothing in this Agreement is intended to give to WinStar or any affiliate of WinStar any right which would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, and/or the FCC Rules or case law) of one or more of Locate's licenses from Locate to WinStar or any affiliate of WinStar.

     (c) Nothing in this Agreement is intended to diminish or restrict Locate's obligations as an FCC licensee and the parties hereto desire that this Agreement and the transactions contemplated hereby be in full compliance with the FCC Rules and/or the rules and regulations of any state or local jurisdiction. If the FCC or any state regulatory body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies, or regulations, the parties shall use their best efforts to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

     10. Assignment. Neither party shall assign any rights or obligations under this Agreement to any person other than a corporate parent or subsidiary of such party without the prior written consent of the other party, except however, Locate may transfer its

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rights and obligations under this Agreement to a limited liability company owned by Locate and MobileMedia (or one or more of MobileMedia's affiliates) to which it transfers all or substantially all of the assets of the Business. Any attempted assignment in violation of this Section 10 shall be null and void. This Agreement shall binding upon and inure to the benefit of the parties' permitted successors and assigns; provided, however, that the assigning party shall remain liable for the performance of this Agreement by the assignee.

                  11. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Closing (as defined in the Purchase Agreement) under the Purchase Agreement or (ii) termination of the Purchase Agreement ("Termination"). Notwithstanding the foregoing, (i) in the event of a Closing, Locate's obligations to pay any amount then due pursuant to Section 4 shall survive, and (ii) in the event of a Termination, Locate's obligations to pay any amount then due pursuant to Section 4 and the Working Capital Loans shall survive. Notwithstanding the foregoing, Locate may terminate this Agreement at any time by written notice to WinStar upon the occurrence of any of the following events:

                  (a) the continued material failure by WinStar to perform any of its obligations under this Agreement; provided, however, that WinStar shall be given notice thereof by Locate and a ten day period thereafter to cure such material failure;

     (b) the insolvency of WinStar, appointment of a receiver of the property of WinStar, or assignment for the benefit of the creditors of WinStar; or,

                  (c) the filing of a voluntary petition by or against WinStar under the bankruptcy laws of the United States or 60 days after the filing of an involuntary petition if such involuntary petition is not discharged by such date.

                  12. No Joint Venture; Non-Exclusive Engagement. Nothing herein contained shall be deemed to have created, or be construed as having created any joint venture, joint employer, or partnership relationship between WinStar and Locate. At all times during the performance of its duties and obligations arising hereunder, WinStar shall be deemed to be acting as an independent contractor and shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Locate, except as authorized by Locate. No provisions of this Agreement shall be construed to preclude WinStar, or any agent, assistant, affiliate or employee of WinStar from engaging in any activity whatsoever, including, without limitation, receiving compensation for services, or acting as an advisor to any person or advisor to or participant or owner in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor. WinStar shall not be obligated to present any particular business opportunity to Locate, even if such opportunity is of such a character which, if presented to Locate, could be taken by Locate, and WinStar and any affiliate thereof shall have the right to take for its own account (individually) or to recommend to others any such particular business opportunity. WinStar shall have the right, without charge, during the Term, to utilize the facilities of Locate; provided, however, that (a) in the event of a Termination, WinStar shall remove all of its personnel and assets from Locate's facilities within twenty days of the


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Termination and (b) all WinStar assets on Locate's  premises shall be separately identified as assets of WinStar and shall not be commingled with those of Locate.

     13. No Services to Switch Operations. Nothing herein contained shall be deemed to give WinStar any right or obligation to provide services to, receive any revenues of, assume any liabilities of, or exercise any rights with respect to, the conduct of the Switch Operations.

                  14. Individual Designees. WinStar shall only be required to make available such employees, agents, or designees to perform services hereunder as it shall deem to be reasonably necessary to provide such services and Locate shall not be entitled to the services of any particular executive or employee of WinStar in connection with this Agreement.

                  15. Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if any when delivered or tendered either in person or as of five business days after deposit in the United States mail in a sealed envelope registered or certified, with postage prepaid, addressed as follows:

                                    Local Area Telecommunications, Inc.
                                    17 Battery Place, Suite 1200
                                    New York, New York 10004-1256
                                    Attention:  President

         with a copy to:            MobileMedia Corporation
                                    65 Challenger Road
                                    Ridgefield Park, New Jersey, 07660
                                    Attention: General Counsel




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         If to WinStar:             WinStar Communications, Inc.
                           230 Park Avenue, Suite 3126
                            New York, New York 10169
                          Attention: Timothy R. Graham
                            Facsimile: (212) 867-1565

         with a copy (which shall not constitute notice) to:

                                    David A. Miller
                            Graubard Mollen & Miller
                                    600 Third Avenue
                          New York, New York 10016-2097
                            Facsimile: (212) 682-2320

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this section; provided, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

     16. Persons Bound. This Agreement and all terms and provisions contained herein shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns and legal representatives.

     17. Entire Agreement. This Agreement contains the entire agreement among the parties relating to the transactions contemplated hereby. All prior or contemporaneous agreements, understandings, representations and statements regarding such transactions, oral or written, are merged herein.

     18. Choice of Law. This Agreement is made pursuant to, and shall be governed by and construed in accordance with the laws applicable to contracts made and to be performed entirely within the State of New York.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

                  20. Severability. If any provision of this Agreement or the application thereof to any particular circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.



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                  IN WITNESS  WHEREOF,  the undersigned  have duly executed this
Agreement as of the date first mentioned above.


                                            LOCAL AREA TELECOMMUNICATIONS, INC.


                                             By:____________________________
                                                 R. Craig Roos
                                                 Chief Executive Officer



                                               WINSTAR WIRELESS, INC.



                                              By:___________________________
                                                  Timothy R. Graham
                                                  Vice President



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                                                    Schedule 1

                                                 Excluded Expenses

     1. Promissory Note (10% Senior Note Due September 15, 1996) dated as of October 7, 1993 in the original principal amount of $10,000,000 issued by Locate. Current principal amount outstanding: $2,500,000

     2. Promissory Note (10% Senior Note due January 1, 1996) dated as of December 29, 1994 in the original principal amount of $3,750,000 issued by Locate to the Wilmington Trust Company and G. Jeffrey Mennen as Co- Trustees under Agreement dated 11/25/70 with George S. Mennen for John Henry Mennen, as amended by Amendment No. 1 to Promissory Note dated April 28, 1995 extending due date to March 31, 1996. Current principal amount outstanding: $3,750,000

     3. Promissory Note (10% Senior Note due January 1, 1996) dated as of December 29, 1994 in the original principal amount of $3,750,000 issued by the Company to the Wilmington Trust Company and G. Jeffrey Mennen as Co-Trustees under Agreement dated 11/25/70 with George S. Mennen for Christina M. Andrea, as amended by Amendment No. 1 to Promissory Note dated April 28, 1995 extending due date to March 31, 1996. Current principal amount outstanding: $3,750,000

     4. Promissory Note (12% Super Senior Note due 30, 1995) dated as of February 10, 1995 in the original principal amount of $3,000,000 issued by the Company to Hellman & Friedman Capital Partners II, L.P., a California limited partnership ("HFCP II"), as amended by Amendment No. 1 to Promissory Note dated April 28, 1995 extending due date to January 1, 1996. Current principal amount outstanding: $3,000,000

     5. Promissory Note (12% Super Senior Note due January 1, 1996) dated as of May 8, 1995 in the original principal amount of $1,000,000 issued by the Company to HFCP II. Current principal amount outstanding: $1,000,000

     6. Promissory Note (12% Super Senior Note due January 1, 1996) dated as of June 6, 1995 in the original principal amount of $500,000 issued by the Company to HFCP II. Current principal amount outstanding: $500,000 7. Promissory Note (12% Super Senior Note due January 1, 1996) dated as of July 25, 1995 in the original principal amount of $500,000 issued by the Company to HFCP II.
Current principal amount outstanding: $500,000

     8. Promissory Note (12% Super Senior Note due January 1, 1996) dated as of August 18, 1995 in the original principal amount of $300,000 issued by the Company to HFCP II. Current principal amount outstanding: $300,000

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     9.  Promissory Note (12% Super Senior Note due January 1, 1996) dated as of
October 10, 1995 in the original principal amount of $700,000 issued by the Company to HFCP II. Current principal amount outstanding: $700,000

     10. Promissory Note (12% Super Senior Note due January 1, 1996) dated as of November 1, 1995 in the original principal amount of $1,300,000 issued by the Company to HFCP II. Current principal amount outstanding: $1,300,000.

     11. Promissory Note (12% Subordinated Note due December 31, 1992) dated September 3, 1991 in the original principal amount of $25,000 issued by the Company to Jerry McAndrews. Current principal amount outstanding: $25,000.

     12. Employment agreement dated December 31, 1992 between Locate and Kenneth
M. Curtin.

     13. Employment agreement dated December 31, 1992 between Locate and Craig Roos.

         14.      Depreciation of property, plant and equipment.

         15.      Amortization of intangible assets.

         16. Legal fees incurred in connection with the contemplated sale of the Business to WinStar and accounting fees to the extent attributable to the audit for the year ended December 30, 1995.

         17.      Interest on the Promissory Notes listed in items 1 - 11 above.


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